Exhibit 99.1
LENDINGTREE REPORTS FIRST QUARTER 2021 RESULTS

Results reflect record mortgage revenue and continued recovery in Consumer segment

•Consolidated revenue of $272.8 million
•GAAP net income from continuing operations of $19.3 million or $1.37 per diluted share
•Variable marketing margin of $89.0 million
•Adjusted EBITDA of $30.7 million
•Adjusted net income per share of $0.18

CHARLOTTE, NC - April 29, 2021 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended March 31, 2021.
The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.
"We're pleased to report another strong quarter at LendingTree," said Doug Lebda, Chairman and CEO. "We once again exceeded our prior guidance and each of our three segments is showing signs of momentum. Our Home segment was particularly strong in the quarter, delivering record revenue as both borrowers and lenders increasingly turn to LendingTree to meet their mortgage needs. Our Insurance segment once again posted strong growth, and our Consumer segment continued to exhibit tangible signs of recovery as the economy gradually begins to reopen."
J.D. Moriarty, CFO, added, "We remain confident in our future prospects as two of our three segments are showing considerable strength while our Consumer segment is very clearly improving off the lows experienced last Spring at the height of the pandemic. Even more encouraging is the progress we are seeing in some of our strategic growth initiatives such as My LendingTree syndication and our Insurance agency capabilities."
First Quarter 2021 Business Highlights
•Record Home segment revenue of $128.1 million grew 62% over first quarter 2020 and produced segment profit of $39.0 million, up 9% over the same period.
◦Within Home, record mortgage products revenue of $116.4 million grew 74% over the prior year period.
•Insurance segment revenue of $86.6 million grew 5% over first quarter 2020 and translated into Insurance segment profit of $32.8 million, up 8% over the same period.
•Consumer segment revenue of $57.9 million improved 21% sequentially over fourth quarter 2020 as trends continued to improve in credit card and personal loans.
◦Within Consumer, credit card revenue of $17.6 million improved considerably from $11.9 million in fourth quarter 2020.
◦Personal loans revenue of $14.9 million improved from $13.7 million in fourth quarter 2020.
•Through March 31, 2021, 17.7 million consumers have signed up for My LendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended March 31,		Y/Y	Three Months Ended December 31,	Q/Q
	2021	2020	% Change	2020	% Change

Total revenue	$272.8	$283.1	(4)%	$222.3	23%

Income (loss) before income taxes	$28.0	$15.9	76%	$(13.2)	312%
Income tax (expense) benefit	$(8.7)	$3.1	(381)%	$5.1	(271)%
Net income (loss) from continuing operations	$19.3	$19.0	2%	$(8.1)	338%
Net income (loss) from continuing operations % of revenue	7%	7%		(4)%

Income (loss) per share from continuing operations
Basic	$1.48	$1.46	1%	$(0.62)	339%
Diluted	$1.37	$1.34	2%	$(0.62)	321%

Variable marketing margin
Total revenue	$272.8	$283.1	(4)%	$222.3	23%
Variable marketing expense (1) (2)	$(183.8)	$(184.9)	(1)%	$(140.0)	31%
Variable marketing margin (2)	$89.0	$98.2	(9)%	$82.3	8%
Variable marketing margin % of revenue (2)	33%	35%		37%

Adjusted EBITDA (2)	$30.7	$44.9	(32)%	$26.3	17%
Adjusted EBITDA % of revenue (2)	11%	16%		12%

Adjusted net income (2)	$2.5	$17.1	(85)%	$1.8	39%

Adjusted net income per share (2)	$0.18	$1.20	(85)%	$0.13	38%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended March 31,		Y/Y	Three Months Ended December 31,	Q/Q
	2021	2020	% Change	2020	% Change
Home (1)
Revenue	$128.1	$79.2	62%	$88.8	44%
Segment profit	$39.0	$35.9	9%	$32.3	21%
Segment profit % of revenue	30%	45%		36%

Consumer (2)
Revenue	$57.9	$119.9	(52)%	$47.8	21%
Segment profit	$24.6	$43.1	(43)%	$22.7	8%
Segment profit % of revenue	42%	36%		47%

Insurance (3)
Revenue	$86.6	$82.7	5%	$85.6	1%
Segment profit	$32.8	$30.5	8%	$33.4	(2)%
Segment profit % of revenue	38%	37%		39%

Other (4)
Revenue	$0.1	$1.2	(92)%	$0.1	—%
Loss	$(0.1)	$(0.3)	(67)%	$(0.4)	(75)%

Total revenue	$272.8	$283.1	(4)%	$222.3	23%

Total segment profit	$96.3	$109.2	(12)%	$88.0	9%
Brand marketing expense (5)	$(7.3)	$(11.0)	(34)%	$(5.7)	28%
Variable marketing margin	$89.0	$98.2	(9)%	$82.3	8%
Variable marketing margin % of revenue	33%	35%		37%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category primarily includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook

Today we are issuing an outlook for the second quarter 2021. Our assumptions reflect current trends, although we continue to acknowledge the difficulty in forecasting the recovery of our Consumer segment and the effects of volatile interest rate movements in our Home segment.

Our guidance assumes that year-over-year growth in our Home segment moderates relative to the extraordinary performance recorded in Q1. A sequential decline in Home revenue and segment profit should be at least partially offset by sustained improvement in our Consumer segment and an acceleration in Insurance, where we expect revenue growth of 30% or more compared to Q2 2020. Our outlook also factors in approximately $2 million in additional expense to support the build of our Medicare agency capability.

Q2 2021 Outlook:
•Revenue is expected in the range of $263 - $273 million.
•Variable marketing margin is expected in the range of $86 - $92 million.
•Adjusted EBITDA is expected in the range of $27 - $31 million.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's first quarter 2021 financial results will be webcast live today, April 29, 2021 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, May 7, 2021. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #3708969. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #3708969.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in thousands, except per share amounts)
Revenue	$272,750	$283,084
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,895	14,252
Selling and marketing expense (1)	197,462	195,538
General and administrative expense (1)	34,989	32,082
Product development (1)	12,468	10,963
Depreciation	3,718	3,378
Amortization of intangibles	11,312	13,757
Change in fair value of contingent consideration	797	(8,122)
Severance	—	158
Litigation settlements and contingencies	16	329
Total costs and expenses	274,657	262,335
Operating (loss) income	(1,907)	20,749
Other (expense) income, net:
Interest expense, net	(10,215)	(4,834)
Other income	40,072	—
Income before income taxes	27,950	15,915
Income tax (expense) benefit	(8,638)	3,061
Net income from continuing operations	19,312	18,976
Loss from discontinued operations, net of tax	(263)	(4,575)
Net income and comprehensive income	$19,049	$14,401

Weighted average shares outstanding:
Basic	13,070	12,957
Diluted	14,119	14,158
Income per share from continuing operations:
Basic	$1.48	$1.46
Diluted	$1.37	$1.34
Loss per share from discontinued operations:
Basic	$(0.02)	$(0.35)
Diluted	$(0.02)	$(0.32)
Net income per share:
Basic	$1.46	$1.11
Diluted	$1.35	$1.02

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$397	$242
Selling and marketing expense	1,802	1,156
General and administrative expense	12,171	9,123
Product development	2,066	1,396

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$162,091	$169,932
Restricted cash and cash equivalents	79	117
Accounts receivable	123,067	89,841
Prepaid and other current assets	28,638	27,949
Current assets of discontinued operations	8,556	8,570
Total current assets	322,431	296,409
Property and equipment	71,572	62,381
Operating lease right-of-use assets	81,622	84,109
Goodwill	420,139	420,139
Intangible assets, net	117,189	128,502
Deferred income tax assets	87,586	96,224
Equity investment	121,253	80,000
Other non-current assets	5,403	5,334
Non-current assets of discontinued operations	15,982	15,892
Total assets	$1,243,177	$1,188,990

LIABILITIES:
Accounts payable, trade	7,230	10,111
Accrued expenses and other current liabilities	113,442	101,196
Current contingent consideration	9,046	—
Current liabilities of discontinued operations	803	536
Total current liabilities	130,521	111,843
Long-term debt	619,502	611,412
Operating lease liabilities	97,352	92,363
Non-current contingent consideration	—	8,249
Other non-current liabilities	359	362
Total liabilities	847,734	824,229
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,797,177 and 15,766,193 shares issued, respectively, and 13,155,859 and 13,124,875 shares outstanding, respectively	158	158
Additional paid-in capital	1,200,306	1,188,673
Accumulated deficit	(621,860)	(640,909)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	395,443	364,761
Total liabilities and shareholders' equity	$1,243,177	$1,188,990

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$19,049	$14,401
Less: Loss from discontinued operations, net of tax	263	4,575
Income from continuing operations	19,312	18,976
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on disposal of assets	348	530
Amortization of intangibles	11,312	13,757
Depreciation	3,718	3,378
Non-cash compensation expense	16,436	11,917
Deferred income taxes	8,638	(3,061)
Change in fair value of contingent consideration	797	(8,122)
Unrealized gain on investments	(40,072)	—
Bad debt expense	516	880
Amortization of debt issuance costs	1,275	582
Amortization of convertible debt discount	7,346	3,111
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	7,132	(196)
Changes in current assets and liabilities:
Accounts receivable	(33,743)	(6,952)
Prepaid and other current assets	(915)	(1,430)
Accounts payable, accrued expenses and other current liabilities	7,154	(3,271)
Income taxes receivable	(89)	65
Other, net	(240)	(862)
Net cash provided by operating activities attributable to continuing operations	8,925	29,302
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(10,553)	(4,189)
Equity investment	(1,180)	(80,000)
Net cash used in investing activities attributable to continuing operations	(11,733)	(84,189)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(4,801)	(5,087)
Net proceeds from revolving credit facility	—	55,000
Payment of debt issuance costs	(168)	(306)
Contingent consideration payments	—	(3,000)
Other financing activities	(31)	(6)
Net cash (used in) provided by financing activities attributable to continuing operations	(5,000)	46,601
Total cash used in continuing operations	(7,808)	(8,286)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(71)	(752)
Total cash used in discontinued operations	(71)	(752)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(7,879)	(9,038)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	170,049	60,339
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$162,170	$51,301

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
Selling and marketing expense	$197,462	$153,275	$195,538
Non-variable selling and marketing expense (1)	(13,760)	(13,248)	(11,772)
Cost of advertising re-sold to third parties (2)	—	—	1,086
Variable marketing expense	$183,702	$140,027	$184,852

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.
(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$19,312	$(8,117)	$18,976
Net income (loss) from continuing operations % of revenue	7%	(4)%	7%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	13,895	13,558	14,252
Cost of advertising re-sold to third parties (1)	—	—	(1,086)
Non-variable selling and marketing expense (2)	13,760	13,248	11,772
General and administrative expense	34,989	34,825	32,082
Product development	12,468	10,384	10,963
Depreciation	3,718	3,738	3,378
Amortization of intangibles	11,312	12,475	13,757
Change in fair value of contingent consideration	797	(2,384)	(8,122)
Severance	—	105	158
Litigation settlements and contingencies	16	40	329
Interest expense, net	10,215	9,894	4,834
Other income	(40,072)	(369)	—
Income tax expense (benefit)	8,638	(5,095)	(3,061)
Variable marketing margin	$89,048	$82,302	$98,232
Variable marketing margin % of revenue	33%	37%	35%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$19,312	$(8,117)	$18,976
Net income (loss) from continuing operations % of revenue	7%	(4)%	7%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	11,312	12,475	13,757
Depreciation	3,718	3,738	3,378
Severance	—	105	158
Loss on disposal of assets	348	474	530
Unrealized gain on investments	(40,072)	—	—
Non-cash compensation	16,436	14,497	11,917
Costs of secondary public offering	—	863	—
Change in fair value of contingent consideration	797	(2,384)	(8,122)
Acquisition expense	29	(188)	2,180
Litigation settlements and contingencies	16	40	329
Interest expense, net	10,215	9,894	4,834
Income tax expense (benefit)	8,638	(5,095)	(3,061)
Adjusted EBITDA	$30,749	$26,302	$44,876
Adjusted EBITDA % of revenue	11%	12%	16%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations to adjusted net income and net income (loss) per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$19,312	$(8,117)	$18,976
Adjustments to reconcile to adjusted net income:
Severance	—	105	158
Loss on disposal of assets	348	474	530
Unrealized gain on investments	(40,072)	—	—
Non-cash compensation	16,436	14,497	11,917
Costs of secondary public offering	—	863	—
Change in fair value of contingent consideration	797	(2,384)	(8,122)
Acquisition expense	29	(188)	2,180
Litigation settlements and contingencies	16	40	329
Income tax expense (benefit) from adjusted items	5,699	(3,402)	(1,760)
Excess tax benefit from stock-based compensation	(32)	(51)	(1,054)
Income tax benefit from CARES Act	—	—	(6,104)
Adjusted net income	$2,533	$1,837	$17,050

Net income (loss) per diluted share from continuing operations	$1.37	$(0.62)	$1.34
Adjustments to reconcile net income (loss) from continuing operations to adjusted net income	(1.19)	0.76	(0.14)
Adjustments to reconcile effect of dilutive securities	—	(0.01)	—
Adjusted net income per share	$0.18	$0.13	$1.20

Adjusted weighted average diluted shares outstanding	14,119	14,163	14,158
Effect of dilutive securities	—	1,112	—
Weighted average diluted shares outstanding	14,119	13,051	14,158
Effect of dilutive securities	1,049	—	1,201
Weighted average basic shares outstanding	13,070	13,051	12,957

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing margin, including variable marketing expense
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020 and the Q4 2020 expenses incurred in connection with a secondary public offering of our common stock by our largest shareholder, for which we did not receive any proceeds.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2020 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to partners and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208